                                                                    Exhibit 99.1

                            [CENTERPOINT LETTERHEAD]

FOR IMMEDIATE RELEASE                                                Page 1 of 6
--------------------------------------------------------------------------------


      CENTERPOINT ENERGY REPORTS SOLID FIRST QUARTER 2003 OPERATING RESULTS
             OPERATING IMPROVEMENTS OFFSET BY HIGHER INTEREST COSTS REFINANCING AND RE-ENTRY INTO CAPITAL MARKETS PROVIDE FINANCIAL STABILITY


         HOUSTON - APRIL 24, 2003 - CenterPoint Energy, Inc. (NYSE: CNP) today reported income from continuing operations before cumulative effect of accounting change (hereinafter referred to as income from continuing operations) of $81 million, or $0.27 per diluted share for the quarter ended March 31, 2003. The company reported income from continuing operations of $145 million, or $0.49 per diluted share for the quarter ended March 31, 2002.

          CenterPoint Energy's reported net income for the first quarter of 2003 was $168 million, or $0.56 per diluted share, compared to $32 million, or $0.11 per diluted share, for the same period of 2002. During the first quarter of 2003 the company recorded a benefit of $80 million relating to the implementation of SFAS No. 143, "Accounting for Asset Retirement Obligations" and $7 million in discontinued operations related to the company's Latin America operations. As previously reported, the company distributed its investment in Reliant Resources, Inc. (RRI) to CenterPoint Energy shareholders on September 30, 2002, and RRI's historical results are reported as discontinued operations in 2002.

         "I'm encouraged by the progress of our businesses and their performance in the first quarter of this year," said David McClanahan, president and chief executive officer of CenterPoint Energy. "However, this improved business performance only partially offset higher interest costs and increased pension and insurance expenses.

         "There were some very positive developments for our company in the quarter, including successfully amending our $3.85 billion bank credit facility," said McClanahan. "It enabled us to access the capital markets on reasonable terms and has lifted the cloud of financial uncertainty under which we had been operating. We are now able to focus on doing what we do best -- delivering electricity and natural gas safely and reliably."


                                    --more--

                            [CENTERPOINT LETTERHEAD]

FOR IMMEDIATE RELEASE                                                Page 2 of 6
--------------------------------------------------------------------------------


FIRST QUARTER HIGHLIGHTS

The company's operating performance and cash flow for the first quarter of 2003 compared to the same period of 2002 benefited from the following:

o continued customer growth with the addition of more than 91,000 metered electric and gas customers since March of 2002, or an annualized 2 percent growth
o increased revenues of $11 million from rate increases in the natural gas distribution operations
o colder than normal weather compared to milder than normal weather in 2002, primarily in Minnesota, impacting the quarter by $7 million
o     improved performance by our subsidiary, Texas Genco Holdings, Inc.
      (NYSE:TGN)
o     reduced capital expenditures by approximately $74 million

The company's operating performance and cash flow for the first quarter of 2003 compared to the same period of 2002 were negatively impacted by the following:

o     an increase in interest expense of $107 million
o     higher pension and insurance expenses of $24 million
o non-recurring transition earnings of $14 million realized in 2002 related to the opening of the Texas electric market to retail competition

Other significant events for CenterPoint Energy since the beginning of the year include:

o Successfully amended the company's existing $3.85 billion credit facility, extending the term of the facility to June 30, 2005 and eliminating $1.2 billion in mandatory payments this year
o     Successfully accessed the capital markets for almost $1.7 billion including:
      o $762 million in general mortgage bonds at the electric transmission & distribution subsidiary, CenterPoint Energy Houston Electric LLC, with the proceeds used to repay existing third party and intercompany debt
      o $762 million in senior unsecured notes at the natural gas distribution and pipeline and gathering subsidiary, CenterPoint Energy Resources Corp. (CERC), with the proceeds used to repay an expiring bank credit facility and to refinance $360 million of a $500 million November 2003 maturity ($112 million closed in April
            2003)
      o $175 million of pollution control bonds remarketed at CenterPoint Energy, Inc. (April 2003)
o Permanently reduced the company's $3.85 billion credit facility by $50 million which also eliminated approximately 12.5 percent of warrants due to vest on May 28, 2003

                                    --more--

                            [CENTERPOINT LETTERHEAD]

FOR IMMEDIATE RELEASE                                                Page 3 of 6
--------------------------------------------------------------------------------


o     Established a $200 million one-year revolving credit facility at CERC
o Distributed approximately 19 percent of Texas Genco's common stock to CenterPoint Energy shareholders, paving the way for determining the market value of Texas Genco's generating assets. The market value of this stock will be used in calculating the stranded costs that CenterPoint Energy will recover in the 2004 true-up proceeding at the Public Utility Commission of Texas (Texas PUC)
o Completed the company's exit from Latin America with sales of its investments in Argentina:
      o     Argener, a cogeneration facility
      o the company's 90 percent interest in Edese, an electric utility distribution company (April 2003)

EARNINGS BEFORE INTEREST AND TAXES (EBIT) BY SEGMENT DETAILED

(for a reconciliation of the non-GAAP financial measure "EBIT" to the comparable GAAP financial measures, see "Reconciliation of Operating Income to EBIT and EBIT to Net Income" in the attached financial statements)

         ELECTRIC TRANSMISSION & DISTRIBUTION

         The electric transmission & distribution segment reported EBIT of $214 million in the first quarter of 2003 consisting of $82 million for the regulated electric transmission & distribution utility and non-cash EBIT of $132 million associated with generation-related regulatory assets, or Excess Cost Over Market
(ECOM), as described below. For the first quarter of 2002, EBIT was $259 million, consisting of $104 million for the regulated electric transmission & distribution utility, non-cash EBIT of $141 associated with ECOM, and $14 million related to the transition to the deregulated electric market.

         The regulated electric transmission & distribution utility, excluding ECOM and transition related-EBIT, continues to benefit from solid customer growth. Reduced revenues from industrial customers and higher benefit and insurance costs more than offset increased revenues from the addition of over 50,000 metered customers since March 2002.

         Under the Texas electric restructuring law, a regulated utility may recover, in its 2004 stranded cost true-up proceeding, the difference between market prices received by its affiliated power generation company and the prices used in the ECOM model established by the Texas PUC. During 2002 and 2003, this difference, referred to as ECOM, produces non-cash EBIT and is recorded as a regulatory asset. The reduction in ECOM of $9 million from 2002 to 2003 resulted from an increase in capacity auction prices at Texas Genco.



                                    --more--

                            [CENTERPOINT LETTERHEAD]

FOR IMMEDIATE RELEASE                                                Page 4 of 6
--------------------------------------------------------------------------------


         ELECTRIC GENERATION

         Texas Genco owns 14,175 MW of electric generation in Texas and sells capacity, energy, and ancillary services in the Texas electric market, primarily through capacity auctions. It reported a loss before interest and taxes of $17 million for the first quarter of 2003 compared to a loss before interest and taxes of $52 million for the same period of 2002.

         Wholesale electricity prices were much higher in early 2003 due to substantially higher natural gas prices which led to increased capacity auction revenues in the first quarter, particularly for Texas Genco's solid fuel baseload products. As a result, the first quarter loss in 2003 was much less than the same quarter last year. The first quarter is typically Texas Genco's lowest performing quarter due to seasonal revenue effects and the scheduling of planned maintenance on its generating units. In addition, the first quarter 2003 reflected a forced outage of Unit 2 of the South Texas Project Electric Generating Station (STP), a nuclear generating plant consisting of two 1,250 MW units. The company owns a 30.8 percent interest in STP. Unit 2 was taken out of service in December 2002 as a result of non-safety related mechanical failures and was returned to service on March 14, 2003. The added cost of replacement energy negatively impacted gross margin by approximately $23 million for the quarter and the outage was also a major contributor to a $10 million increase in operation and maintenance expense.

         NATURAL GAS DISTRIBUTION

         The natural gas distribution segment reported EBIT of $134 million for the first quarter of 2003, an increase of $24 million compared to the prior year's first quarter EBIT of $110 million.

         The reported 22 percent increase in EBIT resulted from continued customer growth, higher revenues from rate increases implemented late last year, colder weather and improved margins from our unregulated commercial and industrial sales. These improvements more than offset increased expenses including approximately $8 million associated with higher employee benefits and bad debts. The costs associated with a receivables facility, which was modified in November 2002, reduced EBIT by $4 million, whereas prior to the amendment, these costs were recorded as interest expense.

         PIPELINES AND GATHERING

         The pipelines and gathering segment reported EBIT of $45 million in the first quarter of 2003 compared to $38 million for the same period of 2002. The EBIT improvement was primarily related to higher revenues from increased throughput and ancillary revenues. The business continues to produce consistent EBIT and stable cash flows.


                                    --more--

                            [CENTERPOINT LETTERHEAD]

FOR IMMEDIATE RELEASE                                                Page 5 of 6
--------------------------------------------------------------------------------


         OTHER OPERATIONS

         The company's other operations reported a loss before interest and taxes for the first quarter of 2003 of $5 million compared to a loss before interest and taxes of $8 million for the same period of 2002.

         DISCONTINUED OPERATIONS

         During the first quarter of 2003, the company recorded earnings of $7 million from discontinued operations related to the company's Latin American operations, primarily as a result of the sale of Argener, a cogeneration facility in Argentina. In early April, the company sold its remaining investment in Argentina, a 90 percent interest in Edese, an electric utility distribution company. Through these sales, the company completed its strategy of exiting Latin America.

         As previously reported, the company distributed its investment in RRI to CenterPoint Energy shareholders in September 2002. Consequently, for 2002 the company reported a loss from discontinued operations of $113 million reflecting RRI's historical results.

2003 OUTLOOK

         CenterPoint Energy confirms its 2003 earnings guidance of $0.85 to $1.00 per diluted share. This reflects the company's outlook for continued solid operational performance by its business segments. In addition, Texas Genco, the company's 81 percent owned subsidiary, maintained its earnings guidance of $1.10 to $1.30 per diluted share.

WEBCAST OF EARNINGS CONFERENCE CALL

         CenterPoint Energy's management will host an earnings conference call on Thursday April 24, 2003, at 10:30 a.m. Central time. Interested parties may listen to a live, audio broadcast of the conference call in the investor section of CenterPoint Energy's web site, www.CenterPointEnergy.com. A replay of the call can be accessed approximately two hours after the completion of the call, and will be archived on the web site for 14 days.

         The management of Texas Genco, the company's 81 percent owned subsidiary, will host an earnings conference call on Thursday April 24, 2003, at 9:00 a.m. Central time. Interested parties may listen to a live, audio broadcast of the conference call in the investor relations section of Texas Genco's web site, www.txgenco.com. A replay of the call can be accessed approximately two hours after the completion of the call, and will be archived on the web site for 14 days.


                                    --more--

                            [CENTERPOINT LETTERHEAD]

FOR IMMEDIATE RELEASE                                                Page 6 of 6
--------------------------------------------------------------------------------


         CenterPoint Energy, Inc., headquartered in Houston, Texas, is a domestic energy delivery company that includes electric transmission & distribution, natural gas distribution and sales, interstate pipeline and gathering operations, and more than 14,000 megawatts of power generation in Texas. The company serves nearly five million metered customers primarily in Arkansas, Louisiana, Minnesota, Mississippi, Missouri, Oklahoma, and Texas. Assets total more than $19 billion. CenterPoint Energy became the new holding company for the regulated operations of the former Reliant Energy, Incorporated in August 2002. With more than 11,000 employees, CenterPoint Energy and its predecessor companies have been in business for more than 130 years.

                                      *****

         This news release includes forward-looking statements. Actual events and results may differ materially from those projected. Factors that could affect actual results include the timing and impact of future regulatory and legislative decisions, effects of competition, weather variations, changes in CenterPoint Energy's or Texas Genco's business plans, financial market conditions, the timing and extent of changes in commodity prices, particularly natural gas and other factors discussed in CenterPoint Energy's and Texas Genco's filings with the Securities and Exchange Commission.

                                    - # # # -

                    CenterPoint Energy, Inc. and Subsidiaries
                        Statements of Consolidated Income
                             (Thousands of Dollars)
                                   (Unaudited)

                                                                                   Quarter Ended March 31,
                                                                               ------------------------------
                                                                                   2003               2002
                                                                               -----------        -----------
Revenues:
  Electric Transmission & Distribution                                         $   447,403        $   568,053
  Electric Generation                                                              358,587            325,647
  Natural Gas Distribution                                                       2,044,751          1,179,873
  Pipelines and Gathering                                                          109,108             91,943
  Other Operations                                                                  11,064              8,738
  Eliminations                                                                     (68,611)           (95,117)
                                                                               -----------        -----------
    Total                                                                        2,902,302          2,079,137
                                                                               -----------        -----------

Expenses:
  Fuel and cost of gas sold                                                      1,859,145          1,042,562
  Purchased power                                                                   11,994             48,469
  Operation and maintenance                                                        415,264            389,843
  Taxes other than income taxes                                                    103,209             98,502
  Depreciation and amortization                                                    152,652            148,768
                                                                               -----------        -----------
    Total                                                                        2,542,264          1,728,144
                                                                               -----------        -----------
Operating Income                                                                   360,038            350,993
                                                                               -----------        -----------

Other Income (Expense):
  Loss on AOL Time Warner investment                                               (48,474)          (217,597)
  Gain on indexed debt securities                                                   42,703            203,233
  Interest                                                                        (224,424)          (117,752)
  Distribution on trust preferred securities                                       (13,898)           (13,899)
  Other - net                                                                        3,187              7,135
                                                                               -----------        -----------
    Total                                                                         (240,906)          (138,880)
                                                                               -----------        -----------

Income from Continuing Operations Before Income Taxes, Minority Interest
  and Cumulative Effect of Accounting Change                                       119,132            212,113

Income Tax Expense                                                                 (40,260)           (67,718)
Minority Interest                                                                    2,066                241
                                                                               -----------        -----------

Income from Continuing Operations Before Cumulative Effect of
  Accounting Change                                                                 80,938            144,636

Discontinued Operations, net of tax                                                  7,422           (113,031)
Cumulative Effect of Accounting Change, net of minority interest and tax            80,072                 --
                                                                               -----------        -----------
Net Income Attributable to Common Stockholders                                 $   168,432        $    31,605
                                                                               ===========        ===========


     Reference is made to the Notes to the Consolidated Financial Statements contained in the Annual Report on Form 10-K of CenterPoint Energy, Inc.

                    CenterPoint Energy, Inc. and Subsidiaries
               Selected Data From Statements of Consolidated Income
                 (Thousands of Dollars, Except Per Share Amounts)
                                   (Unaudited)

                                                                                           Quarter Ended
                                                                                             March 31,
                                                                                   ------------------------------
                                                                                       2003              2002
                                                                                   ------------      ------------
Basic Earnings Per Common Share
  Income from continuing operations before cumulative effect
    of accounting change                                                           $       0.27      $       0.49
  Discontinued operations, net of tax                                                      0.02             (0.38)
  Cumulative effect of accounting change, net of minority interest and tax                 0.27                --
                                                                                   ------------      ------------
  Net Income Attributable to Common Stockholders                                   $       0.56      $       0.11
                                                                                   ============      ============

Diluted Earnings Per Common Share
  Income from continuing operations before cumulative effect
    of accounting change                                                           $       0.27      $       0.49
  Discontinued operations, net of tax                                                      0.02             (0.38)
  Cumulative effect of accounting change, net of minority interest and tax                 0.27                --
                                                                                   ------------      ------------
  Net Income Attributable to Common Stockholders                                   $       0.56      $       0.11
                                                                                   ============      ============

Dividends per Common Share                                                         $       0.10      $      0.375

  Weighted Average Common Shares Outstanding (000):
  - Basic                                                                               301,664           296,222
  - Diluted                                                                             303,278           297,166


EBIT BY SEGMENT

  Electric Transmission & Distribution                                             $    214,021      $    258,970
  Electric Generation                                                                   (16,916)          (51,754)
  Natural Gas Distribution                                                              133,914           109,675
  Pipelines and Gathering                                                                45,270            37,694
  Other Operations                                                                       (4,723)           (7,629)
  Eliminations/other                                                                    (14,112)           (3,192)
                                                                                   ------------      ------------

  Total                                                                            $    357,454      $    343,764
                                                                                   ============      ============


RECONCILIATION OF OPERATING INCOME TO EBIT AND EBIT TO NET INCOME ATTRIBUTABLE
TO COMMON STOCKHOLDERS:

Operating income                                                                   $    360,038      $    350,993
Loss on AOL Time Warner investment                                                      (48,474)         (217,597)
Gain on indexed debt securities                                                          42,703           203,233
Other income, net                                                                         3,187             7,135
                                                                                   ------------      ------------
EBIT                                                                                    357,454           343,764
Interest expense and other charges                                                     (238,322)         (131,651)
Income tax expense                                                                      (40,260)          (67,718)
Minority interest                                                                         2,066               241
                                                                                   ------------      ------------
Income from Continuing Operations Before Cumulative Effect of
  Accounting Change                                                                      80,938           144,636
Discontinued operations, net of tax                                                       7,422          (113,031)
Cumulative effect of accounting change, net of minority interest and tax                 80,072                --
                                                                                   ------------      ------------
  Net Income Attributable to Common Stockholders                                   $    168,432      $     31,605
                                                                                   ============      ============


     Reference is made to the Notes to the Consolidated Financial Statements contained in the Annual Report on Form 10-K of CenterPoint Energy, Inc.

                    CenterPoint Energy, Inc. and Subsidiaries
                        Results of Operations by Segment
                              (Millions of Dollars)
                                   (Unaudited)

                                             ELECTRIC TRANSMISSION & DISTRIBUTION
                                       ----------------------------------------------
                                           Quarter Ended March 31,
                                       -----------------------------        % Diff
                                           2003             2002          Fav/(Unfav)
                                       ------------     ------------     ------------
RESULTS OF OPERATIONS:
Operating Revenues:
  Electric revenues                    $        316     $        427              (26%)
  ECOM true-up                                  132              141               (6%)
                                       ------------     ------------
    Total Revenues                              448              568              (21%)
                                       ------------     ------------
Operating Expenses:
  Fuel and purchased power                       --               60              100%
  Operation and maintenance                     133              141                6%
  Depreciation and amortization                  65               63               (3%)
  Taxes other than income                        44               50               12%
                                       ------------     ------------
    Total                                       242              314               23%
                                       ------------     ------------
Operating Income                                206              254              (19%)

Non-operating Income                              8                5               60%
                                       ------------     ------------
Earnings Before Interest and Taxes     $        214     $        259              (17%)
                                       ============     ============


ELECTRIC TRANSMISSION & DISTRIBUTION
  OPERATING DATA                          Quarter Ended March 31,
                                         --------------------------
ACTUAL MWH DELIVERED                        2003            2002
                                         ----------      ----------
Residential                               4,558,195       4,473,465               2%
Commercial                                4,008,242       3,975,248               1%
Industrial                                6,185,981       6,337,603              (2%)
Other                                        35,558          42,149             (16%)
                                         ----------      ----------
    Total                                14,787,976      14,828,465              --
                                         ==========      ==========


WEATHER (AVERAGE FOR SERVICE AREA):
Percentage of normal:
  Heating degree days                           112%            108%              4%


AVERAGE NUMBER OF METERED CUSTOMERS:
  Residential                             1,577,114       1,531,806               3%
  Commercial                                219,249         209,424               5%
  Industrial                                  1,860           1,860              --
                                         ----------      ----------
    Total                                 1,798,223       1,743,090               3%
                                         ==========      ==========

                                                                 ELECTRIC GENERATION
                                                   ------------------------------------------------
                                                       Quarter Ended March 31,
                                                   ------------------------------        % Diff
                                                      2003               2002           Fav/(Unfav)
                                                   ------------      ------------      ------------
RESULTS OF OPERATIONS:
Operating Revenues                                 $        359      $        326                10%
                                                   ------------      ------------
Operating Expenses:
  Fuel and purchased power                                  220               229                 4%
  Operation and maintenance                                 106                96               (10%)
  Depreciation and amortization                              39                40                 3%
  Taxes other than income                                    11                13                15%
                                                   ------------      ------------
    Total                                                   376               378                 1%
                                                   ------------      ------------
Operating Loss                                              (17)              (52)               67%

Non-operating Income                                         --                --                --
                                                   ------------      ------------
Loss Before Interest and Taxes                     $        (17)     $        (52)               67%
                                                   ============      ============


PHYSICAL ELECTRIC GENERATION POWER SALES (MWH)        9,267,364        12,634,635               (27%)

  Reference is made to the Notes to the Consolidated Financial Statements contained in the Annual Report on Form 10-K of CenterPoint Energy, Inc.

                    CenterPoint Energy, Inc. and Subsidiaries
                        Results of Operations by Segment
                              (Millions of Dollars)
                                   (Unaudited)



                                                                       NATURAL GAS DISTRIBUTION
                                                             ----------------------------------------------
                                                                Quarter Ended March 31,
                                                             ----------------------------         % Diff
                                                                2003             2002          Fav/(Unfav)
                                                             -----------      -----------      -----------
RESULTS OF OPERATIONS:
Operating Revenues                                           $     2,045      $     1,180               73%
                                                             -----------      -----------
Operating Expenses:
  Natural gas                                                      1,694              885              (91%)
  Operation and maintenance                                          147              131              (12%)
  Depreciation and amortization                                       33               30              (10%)
  Taxes other than income                                             41               28              (46%)
                                                             -----------      -----------
    Total                                                          1,915            1,074              (78%)
                                                             -----------      -----------
Operating Income                                                     130              106               23%

Non-operating Income                                                   4                4               --

                                                             -----------      -----------
Earnings Before Interest and Taxes                           $       134      $       110               22%
                                                             ===========      ===========

NATURAL GAS DISTRIBUTION OPERATING DATA:
THROUGHPUT DATA IN BCF
Residential and Commercial                                           148              132               12%
Industrial                                                            14               11               27%
Transportation                                                        14               15               (7%)
Non-rate regulated commercial and industrial                         135              121               12%
                                                             -----------      -----------
    Total Throughput                                                 311              279               11%
                                                             ===========      ===========


WEATHER (AVERAGE FOR SERVICE AREA)
Percentage of normal:
  Heating degree days                                                106%              98%               8%


AVERAGE NUMBER OF CUSTOMERS:
  Residential                                                  2,770,060        2,729,517                1%
  Commercial and Industrial                                      252,675          250,818                1%
                                                             -----------      -----------
    Total                                                      3,022,735        2,980,335                1%
                                                             ===========      ===========


                                                        PIPELINES AND GATHERING
                                            ---------------------------------------------
                                                Quarter Ended March 31,
                                            ---------------------------         % Diff
                                               2003            2002           Fav/(Unfav)
                                            -----------     -----------       -----------
RESULTS OF OPERATIONS:
Operating Revenues                          $       109     $         92              18%
                                            -----------     -----------
Operating Expenses:
  Natural gas                                        21                7            (200%)
  Operation and maintenance                          30               34              12%
  Depreciation and amortization                      11               10             (10%)
  Taxes other than income                             4                4              --
                                            -----------     -----------
    Total                                            66               55             (20%)
                                            -----------     -----------
Operating Income                                     43               37              16%

Non-operating Income                                  2                1             100%
                                            -----------     -----------
Earnings Before Interest and Taxes          $        45     $         38              18%
                                            ===========     ===========

PIPELINES AND GATHERING OPERATING DATA:
THROUGHPUT DATA IN BCF
Natural Gas Sales                                     4                5             (20%)
Transportation                                      268              238              13%
Gathering                                            72               71               1%
Elimination                                          (2)              --              --
                                            -----------     -----------
    Total Throughput                                342              314               9%
                                            ===========     ===========

    Reference is made to the Notes to the Consolidated Financial Statements contained in the Annual Report on Form 10-K of CenterPoint Energy, Inc.

                    CenterPoint Energy, Inc. and Subsidiaries
                        Results of Operations by Segment
                              (Millions of Dollars)
                                   (Unaudited)



                                                   OTHER OPERATIONS
                                   ------------------------------------------------
                                        Quarter Ended March 31,
                                   ------------------------------          % Diff
                                       2003             2002            Fav/(Unfav)
                                   ------------      ------------      ------------
RESULTS OF OPERATIONS:
Operating Revenues                 $         11      $          9                22%
Operating Expenses                           12                 4              (200%)
                                   ------------      ------------
Operating Income (Loss)                      (1)                5              (120%)

Non-operating Expense                        (4)              (13)               69%
                                   ------------      ------------
Loss Before Interest and Taxes     $         (5)     $         (8)               38%
                                   ============      ============



     Reference is made to the Notes to the Consolidated Financial Statements contained in the Annual Report on Form 10-K of CenterPoint Energy, Inc.